Exhibit 99.1
                                                                         NEWS

FOR RELEASE: 7:00 a.m. CT, Thursday, November 8, 2007

Charter Reports Third-Quarter
Financial and Operating Results

Double-digit pro forma revenue and pro forma adjusted EBITDA growth for the fourth consecutive quarter

St. Louis, MO – November 8, 2007 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today reported its third-quarter 2007 financial and operating results.

Highlights:

•	Third-quarter pro forma revenues of $1.526 billion grew 11.2% year over year and actual revenue grew 9.9%, driven by significant increases in telephone and high-speed Internet (HSI) revenues.
•
Third-quarter pro forma adjusted EBITDA of $511 million increased 10.6% year over year and actual adjusted EBITDA grew 9.2%. (Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.)

•	Total ARPU (average revenue per customer) increased 13.0% year over year, driven by increased sales of The Charter BundleTM and advanced services growth.
•	In October, Charter successfully completed a convertible note exchange offer, extending 88% of the Company’s convertible senior notes due 2009.

“We are pleased to be announcing double-digit pro forma revenue and adjusted EBITDA growth for the fourth consecutive quarter,” said Neil Smit, President and Chief Executive Officer. “We will remain disciplined in our operating, marketing and capital investments targeted to continue growing the business.”

In addition to the actual results for the three and nine months ended September 30, 2006 and 2007, we have provided in this release pro forma results for the three and nine months ended September 30, 2006 and 2007. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect (i) our sales of assets in 2006, (ii) our sales of assets in January 2007 and May 2007, and (iii) our acquisition of assets in August 2007 as if they had occurred as of January 1, 2006. Pro forma income statements for the three and nine months ended September 30, 2006 and September 30, 2007 and pro forma customer statistics as of June 30, 2007, December 31, 2006 and September 30, 2006 are provided in the addendum of this news release.

Key Operating Results

All of the following customer growth and ARPU statistics are presented on a pro forma basis. Charter added a net 130,900 revenue generating units (“RGUs”) during the third quarter of 2007, and year to date has added 629,600 RGUs. As of September 30, 2007, Charter served approximately 5,655,900 customers. The Company’s 11,672,500 RGUs were comprised of 5,347,800 analog video, 2,882,900 digital video, 2,639,200 HSI, and 802,600 telephone customers.

•
Telephone customers increased by approximately 102,300 in the third quarter of 2007. Year to date, telephone customers increased 356,800, compared to 203,600 telephone customer net additions in the first nine months of 2006.

•
HSI customers increased by approximately 53,000 in the third quarter of 2007. Year to date, HSI customers increased 237,300, compared to 245,600 HSI customer net additions in the first nine months of 2006.

•
Digital video customers increased by approximately 15,800 in the third quarter of 2007. Year to date, digital video customers increased 88,500, compared to 130,000 digital video net additions in the first nine months of 2006.

•
Analog video customers decreased by approximately 40,200 in the third quarter of 2007. Year to date, analog video customers decreased 53,000, compared to a net loss of 27,800 analog video customers in the first nine months of 2006.

Third-quarter 2007 total ARPU increased 13.0%, with video ARPU increasing 4.3% and HSI ARPU increasing 6.1%, as compared to the same period in 2006, driven primarily by advanced services and upgrading customers to higher Internet speeds and programming tiers.

We now serve 802,600 telephone customers – more than double the 339,600 customers served as of September 30, 2006. Charter Telephone® was available to approximately 8.3 million homes as of September 30, 2007, and as of October 31, 2007, we passed an additional 300,000 homes. Charter will continue to focus on driving deeper penetration of telephone service and bundled service packages, while further expanding our telephone footprint. Charter expects telephone service to reach between 9.5 million and 10 million homes passed by the end of 2008.

Third-Quarter Results – Pro Forma

Third-quarter pro forma revenues were $1.526 billion, an increase of $154 million, or 11.2% – Charter’s fifth consecutive quarter of double-digit pro forma revenue growth. A significant portion of the increase resulted from increases in telephone and HSI revenues.

Pro forma telephone revenues increased by $57 million to $94 million from $37 million a year ago, as our telephone customer base has more than doubled since last year. Pro forma HSI revenues increased $55 million, up 20.8% year over year, due to significant ARPU increases and customer growth. Pro forma video revenues increased $20 million, up 2.4% year over year, primarily as a result of advanced services growth. Pro forma commercial revenues increased $11 million, or 14.5%, as Charter now markets the video, HSI, and telephone services bundle to small and medium-sized businesses.

Pro forma operating expenses, which include programming, advertising sales, and service costs, increased 12.0% year over year, reflecting annual programming rate increases and growth of the Company’s telephone business and other advanced services. Selling, general, and administrative expenses increased by 10.5% compared to the year-ago quarter, reflecting expenditures to further improve the customer experience and increased marketing expenditures targeted at revenue growth and retaining customers.

Pro forma adjusted EBITDA totaled $511 million for the third quarter of 2007, an increase of 10.6% compared to the year-ago quarter – Charter’s fourth consecutive quarter of double-digit, year over year, pro forma adjusted EBITDA growth.

Pro forma net cash flows from operating activities for the third quarter of 2007 were $210 million, compared to $138 million for the third quarter of 2006.

Nine-Month Results – Pro Forma

Nine months ended September 30, 2007 pro forma revenues were $4.451 billion, an increase of $440 million, or 11.0%, primarily related to increases in telephone and HSI revenues.

Pro forma telephone revenues increased to $236 million from $86 million a year ago. Pro forma HSI revenues increased $163 million, up 21.4% year over year. Pro forma video revenues increased $77 million, up 3.1% year over year. Pro forma commercial revenues increased $31 million, or 14.1%.

Pro forma operating expenses for the nine months ended September 30, 2007, which include programming, advertising sales, and service costs, increased 9.6% year over year; and selling, general, and administrative expenses increased by 13.0%.

Pro forma adjusted EBITDA totaled $1.546 billion for the first nine months of 2007, an increase of 11.5% compared to the first nine months of last year.

Pro forma net cash flows from operating activities for the first nine months of 2007 were $327 million, compared to $303 million for the first nine months of 2006.

Third-Quarter Results – Actual

Third-quarter revenues increased 9.9% and operating costs and expenses increased 10.2% compared to year-ago results.

Operating income from continuing operations increased to $107 million in the third quarter of 2007 from $66 million in the third quarter of 2006, primarily due to revenue growth exceeding operating costs and expense growth by $43 million.

Net loss for the third quarter of 2007 was $407 million, or $1.10 per common share. For the third quarter of 2006, Charter reported a net loss of $133 million and loss per common share of $0.41. Despite revenues increasing at a higher rate than operating costs and expenses, net loss increased primarily due to non-recurring gains in the third quarter of 2006 when the Company recognized a $128 million gain on a debt exchange and a $200 million gain on the sale of discontinued operations.

Expenditures for property, plant, and equipment for the third quarter of 2007 were $311 million, compared to third-quarter 2006 expenditures of $256 million. The increase in capital expenditures primarily reflects year-over-year increases in customer premise equipment, support capital, and scalable infrastructure.

Nine-Months Results – Actual

Revenues for the first nine months of 2007 were $4.449 billion, an increase of 8.8% year over year. Operating costs and expenses were $2.903 billion, an increase of 8.3% compared to year-ago actual results. Adjusted EBITDA for the first nine months of 2007 was $1.546 billion, a 9.6% increase compared to the year-ago period.

Operating income from continuing operations more than doubled to $463 million in the first nine months of 2007, compared to $204 million in the first nine months of 2006. The primary drivers of the increase include revenue growth exceeding operating costs and expense growth during the period by $135 million, and depreciation and amortization expenses declining by $25 million year over year. In addition, asset impairment charges of $159 million were recorded in the first nine months of 2006, while similar charges of $56 million were taken in the 2007 nine-month period.

Net loss for the first nine months of 2007 was $1.148 billion, or $3.12 per common share.  For the first nine months of 2006, Charter reported a net loss of $974 million and loss per common share of $3.04.

Expenditures for property, plant, and equipment for the first nine months of 2007 were $890 million, compared to $795 million in the first nine months of 2006.  As previously disclosed, Charter expects that approximately three-quarters of its projected $1.2 billion of 2007 capital expenditures will be directed toward success-based activities.

Net cash flows from operating activities for the first nine months of 2007 were $327 million, compared to $348 million for the first nine months of 2006.

As of September 30, 2007, Charter had $19.7 billion in long-term debt and $59 million of cash on hand. Charter expects that cash on hand, cash flows from operating activities, and amounts available under its credit facilities will be adequate to meet its cash needs through 2008.

Transactions

    In October of 2007 Charter successfully completed an exchange of $364 million of our existing convertible senior notes due 2009 into $479 million of new convertible senior notes due in 2027, subject to earlier redemption at the option of the Company or repurchase at the option of the holders. This transaction resulted in 88% of the convertible senior notes being exchanged, leaving outstanding $49 million of convertible senior notes due 2009.

    Also, effective November 1, 2007, Charter swapped its West Sacramento, CA cable system serving 19,000 analog video customers for WaveDivision’s Los Angeles area cable systems serving the communities of Cerritos and Ventura, serving 14,200 analog video customers. This trade reflects the Company’s continued effort to further strengthen its strategic clusters.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by GAAP to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before, depreciation and amortization, asset impairment charges, stock compensation expense, and other operating expenses such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its Board of Directors to measure the

Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $32 million for each of the three months ended September 30, 2007 and 2006, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

Additional Information Available on Website

A slide presentation to accompany the third-quarter conference call will be available on the Investor & News Center of our website at www.charter.com in the “Presentations/Webcasts” section. Pro forma data, including disclosure concerning the pro forma data and the basis upon which it was calculated, for each quarter of 2006 and 2007 can also be found on the Investor & News Center in the “Pro Forma Information” section. The pro forma income statement for the three months and nine months ended September 30, 2006 and 2007 and pro forma historical customer statistics are also provided in the addendum of this news release.

Conference Call

The Company will host a conference call on Thursday, November 8, 2007, at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at www.charter.com. Access the webcast by clicking on “About Charter” at the top of the home page. Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website beginning two hours after its completion. Accompanying slides will also be available on the site.

Those participating via telephone should dial 888-233-1576. International participants should dial 706-643-3458.

A replay will be available at 800-642-1687 or 706-645-9291 beginning two hours after completion of the call through end of business November 15, 2007. The passcode for the replay is 15381251.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                  Mary Jo Moehle
314-543-2215                                                      314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;
•
our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and DSL providers;
•	difficulties in introducing, growing, and operating our telephone services, such as our ability to adequately meet customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local and state franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006		2007	2006
	Actual	Actual	% Change	Actual	Actual	% Change

REVENUES:
Video	$845	$836	1.1%	$2,542	$2,520	0.9%
High-speed Internet	320	267	19.9%	926	773	19.8%
Telephone	94	37	154.1%	236	86	174.4%
Advertising sales	77	81	(4.9%)	216	228	(5.3%)
Commercial	87	78	11.5%	251	227	10.6%
Other	102	89	14.6%	278	257	8.2%
Total revenues	1,525	1,388	9.9%	4,449	4,091	8.8%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	679	615	10.4%	1,957	1,830	6.9%
Selling, general and administrative (excluding stock
compensation expense) (b)	336	306	9.8%	946	850	11.3%
Operating costs and expenses	1,015	921	10.2%	2,903	2,680	8.3%

Adjusted EBITDA	510	467	9.2%	1,546	1,411	9.6%

Adjusted EBITDA margin	33.4%	33.6%		34.7%	34.5%

Depreciation and amortization	334	334		999	1,024
Asset impairment charges	56	60		56	159
Stock compensation expense	5	3		15	10
Other operating expenses, net	8	4		13	14

Operating income from continuing operations	107	66		463	204

OTHER INCOME AND (EXPENSES):
Interest expense, net	(452)	(466)		(1,387)	(1,409)
Gain (loss) on extinguishment of debt	-	128		(35)	101
Other income (expense), net	(21)	3		(20)	20
	(473)	(335)		(1,442)	(1,288)

Loss from continuing operations before income taxes	(366)	(269)		(979)	(1,084)

Income tax expense	(41)	(64)		(169)	(124)

Loss from continuing operations	(407)	(333)		(1,148)	(1,208)

Income from discontinued operations, net of tax	-	200		-	234

Net loss	$(407)	$(133)		$(1,148)	$(974)

LOSS PER COMMON SHARE, BASIC AND DILUTED:
Loss from continuing operations	$(1.10)	$(1.02)		$(3.12)	$(3.77)
Net loss	$(1.10)	$(0.41)		$(3.12)	$(3.04)

Weighted average common shares outstanding, basic and diluted	369,239,742	326,960,632		367,671,479	320,730,698

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Third Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006		2007	2006
	Pro Forma (a)	Pro Forma (a)	% Change	Pro Forma (a)	Pro Forma (a)	% Change

REVENUES:
Video	$846	$826	2.4%	$2,544	$2,467	3.1%
High-speed Internet	320	265	20.8%	925	762	21.4%
Telephone	94	37	154.1%	236	86	174.4%
Advertising sales	77	81	(4.9%)	216	225	(4.0%)
Commercial	87	76	14.5%	251	220	14.1%
Other	102	87	17.2%	279	251	11.2%
Total revenues	1,526	1,372	11.2%	4,451	4,011	11.0%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	679	606	12.0%	1,957	1,786	9.6%
Selling, general and administrative (excluding stock
compensation expense) (c)	336	304	10.5%	948	839	13.0%
Operating costs and expenses	1,015	910	11.5%	2,905	2,625	10.7%

Adjusted EBITDA	511	462	10.6%	1,546	1,386	11.5%

Adjusted EBITDA margin	33.5%	33.7%		34.7%	34.6%

Depreciation and amortization	335	332		1,001	1,012
Asset impairment charges	56	-		56	-
Stock compensation expense	5	3		15	10
Other operating expenses, net	8	2		12	12

Operating income from operations	107	125		462	352

OTHER INCOME AND (EXPENSES):
Interest expense, net	(452)	(466)		(1,387)	(1,383)
Gain (loss) on extinguishment of debt	-	128		(35)	101
Other expense, net	(21)	3		(20)	20
	(473)	(335)		(1,442)	(1,262)

Loss before income taxes	(366)	(210)		(980)	(910)

Income tax expense	(41)	(53)		(150)	(132)

Net loss	$(407)	$(263)		$(1,130)	$(1,042)

LOSS PER COMMON SHARE, BASIC AND DILUTED:	$(1.10)	$(0.81)		$(3.07)	$(3.25)

Weighted average common shares outstanding, basic and diluted	369,239,742	326,960,632		367,671,479	320,730,698

(a) Pro forma results reflect certain sales of cable systems in the third quarter of 2006, January 2007 and May 2007, and the acquisition of cable systems in August 2007 as if they occurred as of January 1, 2006. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in the third quarter of 2006, January 2007, May 2007 and August 2007 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

September 30, 2007. Pro forma revenues were increased by $1 million and $2 million for the three and nine months ended September 30, 2007, respectively. Pro forma operating costs and expenses were increased by $0 and $2 million for the three and nine months ended September 30, 2007, respectively. Pro forma net loss was reduced by $0 and $18 million for the three and nine months ended September 30, 2007, respectively.

September 30, 2006. Pro forma revenues were reduced by $16 million and $80 million for the three and nine months ended September 30, 2006, respectively. Pro forma operating costs and expenses were reduced by $11 million and $55 million for the three and nine months ended September 30, 2006, respectively. Pro forma net loss was increased by $130 million and $68 million for the three and nine months ended September 30, 2006, respectively.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Third Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	September 30,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$59	$60
Accounts receivable, net of allowance for doubtful accounts	223	195
Prepaid expenses and other current assets	62	84
Total current assets	344	339

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	5,108	5,217
Franchises, net	9,144	9,223
Total investment in cable properties, net	14,252	14,440

OTHER NONCURRENT ASSETS	323	321
Total assets	$14,919	$15,100

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,410	$1,298
Total current liabilities	1,410	1,298

LONG-TERM DEBT	19,691	19,062

NOTE PAYABLE - RELATED PARTY	63	57

DEFERRED MANAGEMENT FEES - RELATED PARTY	14	14

OTHER LONG-TERM LIABILITIES	874	692

MINORITY INTEREST	196	192

PREFERRED STOCK - REDEEMABLE	5	4

SHAREHOLDERS' DEFICIT	(7,334)	(6,219)
Total liabilities and shareholders' deficit	$14,919	$15,100

Addendum to Charter Communications, Inc. Third Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Nine Months Ended September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,148)	$(974)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	999	1,032
Asset impairment charges	56	159
Noncash interest expense	33	108
Deferred income taxes	161	123
(Gain) loss on sale of assets, net	5	(198)
(Gain) loss on extinguishment of debt	23	(101)
Other, net	37	(10)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(33)	46
Prepaid expenses and other assets	21	23
Accounts payable, accrued expenses and other	173	140
Net cash flows from operating activities	327	348

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(890)	(795)
Change in accrued expenses related to capital expenditures	(51)	4
Proceeds from sale of assets, including cable systems	37	988
Other, net	(31)	(1)
Net cash flows from investing activities	(935)	196

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	7,472	5,970
Repayments of long-term debt	(6,841)	(6,846)
Proceeds from issuance of debt	-	440
Payments for debt issuance costs	(33)	(44)
Other, net	9	-
Net cash flows from financing activities	607	(480)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1)	64
CASH AND CASH EQUIVALENTS, beginning of period	60	21
CASH AND CASH EQUIVALENTS, end of period	$59	$85

CASH PAID FOR INTEREST	$1,230	$1,121

NONCASH TRANSACTIONS:
Cumulative adjustment to Accumulated Deficit for the adoption of FIN 48	$56	$-
Issuance of debt by CCH I, LLC	$-	$419
Issuance of debt by CCH II, LLC	$-	$410
Issuance of debt by Charter Communications Operating, LLC	$-	$37
Retirement of Charter Communications Holdings, LLC debt	$-	$(796)
Retirement of Renaissance Media Group LLC debt	$-	$(37)
Issuance of Class A common stock	$-	$68
Retirement of convertible notes	$-	$(255)

Addendum to Charter Communications, Inc. Third Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate
	Actual	Pro Forma as of
	September 30,	June 30,	December 31,	September 30,
	2007 (a)	2007 (a)	2006 (a)	2006 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) analog video customers (b)	5,073,900	5,119,000	5,141,800	5,184,600
Multi-dwelling (bulk) and commercial unit customers (c)	273,900	269,000	259,000	257,700
Total analog video customers (b) (c)	5,347,800	5,388,000	5,400,800	5,442,300

Non-video customers (b)	308,100	303,100	295,800	288,000
Total customer relationships (d)	5,655,900	5,691,100	5,696,600	5,730,300

Pro forma average monthly revenue per analog video customer (e)	$94.90	$92.46	$86.53	$83.98
Pro forma average monthly video revenue per analog video customer (m)	$55.04	$55.36	$52.91	$52.76

Bundled customers (f)	2,448,400	2,386,500	2,190,300	2,124,600

Revenue Generating Units:
Analog video customers (b) (c)	5,347,800	5,388,000	5,400,800	5,442,300
Digital video customers (g)	2,882,900	2,867,100	2,794,400	2,753,700
Residential high-speed Internet customers (h)	2,639,200	2,586,200	2,401,900	2,342,900
Telephone customers (i)	802,600	700,300	445,800	339,600
Total revenue generating units (j)	11,672,500	11,541,600	11,042,900	10,878,500

Video Cable Services:
Analog Video:
Estimated homes passed (k)	11,837,000	11,757,800	11,714,700	11,675,600
Analog video customers (b)(c)	5,347,800	5,388,000	5,400,800	5,442,300
Estimated penetration of analog video homes passed (b) (c) (k) (l)	45.2%	45.8%	46.1%	46.6%
Pro forma analog video customers quarterly net gain (loss) (b) (c) (n)	(40,200)	(29,300)	(41,500)	(8,900)

Digital Video:
Estimated digital video homes passed (k)	11,740,600	11,660,900	11,579,200	11,512,200
Digital video customers (g)	2,882,900	2,867,100	2,794,400	2,753,700
Estimated penetration of digital homes passed (g) (k) (l)	24.6%	24.6%	24.1%	23.9%
Digital penetration of analog video customers (b) (c) (g) (o)	53.9%	53.2%	51.7%	50.6%
Digital set-top terminals deployed	4,141,800	4,118,900	4,003,000	3,918,400
Pro forma digital video customers quarterly net gain (g) (n)	15,800	7,700	40,700	49,700

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (k)	11,007,000	10,916,500	10,860,600	10,788,100
Residential high-speed Internet customers (h)	2,639,200	2,586,200	2,401,900	2,342,900
Estimated penetration of high-speed Internet homes passed (h) (k) (l)	24.0%	23.7%	22.1%	21.7%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (m)	$40.88	$40.41	$38.98	$38.53
Pro forma high-speed Internet customers quarterly net gain (h) (n)	53,000	60,300	59,000	88,100

Telephone Services:
Estimated telephone homes passed (k)	8,289,200	7,649,100	6,799,300	5,892,000
Telephone customers (i)	802,600	700,300	445,800	339,600
Estimated penetration of telephone homes passed (h) (k) (l)	9.7%	9.2%	6.6%	5.8%
Pro forma average monthly telephone revenue per telephone customer (m)	$42.48	$42.06	$42.26	$42.40
Pro forma telephone customers quarterly net gain (i) (n)	102,300	127,700	106,200	82,000

Pro forma operating statistics reflect the sales of cable systems in the third quarter of 2006, January 2007 and May 2007, and the acquisition of cable systems in August 2007 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in the third quarter of 2006, January 2007, May 2007 and August 2007 have been reflected in the operating statistics.

At June 30, 2007 actual analog video customers, digital video customers, high-speed Internet customers and telephone customers were 5,376,800, 2,866,000, 2,583,200 and 700,300, respectively.

At December 31, 2006 actual analog video customers, digital video customers, high-speed Internet customers and telephone customers were 5,433,300, 2,808,400, 2,402,200 and 445,800, respectively.

At September 30, 2006 actual analog video customers, digital video customers, high-speed Internet customers and telephone customers were 5,476,600, 2,767,900, 2,343,200 and 339,600, respectively.

See footnotes to unaudited summary of operating statistics on page 6 of this addendum.

Addendum to Charter Communications, Inc. Third Quarter 2007 Earnings Release

(a)  "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees).  In addition, at September 30, 2007, June 30, 2007, December 31, 2006 and September 30, 2006, “customers” include approximately 33,800, 31,300, 32,700 and 43,500 persons whose accounts were over 60 days past due in payment, approximately 5,700, 3,800, 5,400 and 8,400 persons whose accounts were over 90 days past due in payment and approximately 2,100, 1,500, 2,700 and 5,100 of which were over 120 days past due in payment, respectively.

(b)  "Analog video customers" include all customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 308,100, 303,100, 295,800 and 288,000 customer relationships at September 30, 2007, June 30, 2007, December 31, 2006 and September 30, 2006, respectively, who receive high-speed Internet service only or telephone service only and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "analog video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service.  The EBU method of estimating analog video customers is consistent with the methodology used in determining costs paid to programmers and has been used consistently.  As we increase our effective analog video prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per analog video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma analog video customers during the respective quarter.

(f) "Bundled customers" include customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Bundled customers" do not include customers who only subscribe to video service.

(g)  "Digital video customers" include all households that have one or more digital set-top boxes or cable cards deployed. Included in "digital video customers" on September 30, 2007, June 30, 2007, December 31, 2006 and September 30, 2006 are approximately 3,100, 3,200, 4,700 and 5,100 customers, respectively, that receive digital video service directly through satellite transmission.

(h)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At September 30, 2007, June 30, 2007, December 31, 2006 and September 30, 2006, approximately 2,363,100, 2,313,000, 2,133,300 and 2,080,500 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(i)  "Telephone customers" include all customers receiving telephone service.  As of September 30, 2007, June 30, 2007, December 31, 2006 and September 30, 2006, approximately 770,600, 670,400, 418,600 and 314,000 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(j)  "Revenue generating units" represent the sum total of all analog video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as analog video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.  This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators, including Charter.

(k)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(l) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(m) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of analog video customers" represents the number of digital video customers as a percentage of analog video customers.

Addendum to Charter Communications, Inc. Third Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	Actual	Actual	Actual	Actual

Net cash flows from operating activities	$209	$143	$327	$348
Less: Purchases of property, plant and equipment	(311)	(256)	(890)	(795)
Less: Change in accrued expenses related to capital expenditures	(12)	13	(51)	4

Free cash flow	(114)	(100)	(614)	(443)

Interest on cash pay obligations (a)	449	445	1,354	1,301
Purchases of property, plant and equipment	311	256	890	795
Change in accrued expenses related to capital expenditures	12	(13)	51	(4)
Other, net	6	3	26	17
Change in operating assets and liabilities	(154)	(124)	(161)	(209)

Adjusted EBITDA from continuing and discontinued operations (b)	$510	$467	$1,546	$1,457

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	Pro Forma (c)	Pro Forma (c)	Pro Forma (c)	Pro Forma (c)

Net cash flows from operating activities	$210	$138	$327	$303
Less: Purchases of property, plant and equipment	(311)	(254)	(890)	(777)
Less: Change in accrued expenses related to capital expenditures	(12)	13	(51)	4

Free cash flow	(113)	(103)	(614)	(470)

Interest on cash pay obligations (a)	449	445	1,354	1,275
Purchases of property, plant and equipment	311	254	890	777
Change in accrued expenses related to capital expenditures	12	(13)	51	(4)
Other, net	6	3	26	17
Change in operating assets and liabilities	(154)	(124)	(161)	(209)

Adjusted EBITDA (b)	$511	$462	$1,546	$1,386

(a) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(b) See page 1 of this addendum for detail of the components included within adjusted EBITDA. Adjusted EBITDA from continuing and discontinued operations of $467 million and $1.5 billion for the three and nine months ended September 30, 2006, respectively, includes $0 and $46 million of adjusted EBITDA recorded in discontinued operations in our consolidated statements of operations.

(c) Pro forma results reflect certain sales of cable systems in the third quarter of 2006, January 2007 and May 2007, and the acquisition of cable systems in August 2007 as if they occurred as of January 1, 2006.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Third Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Customer premise equipment (a)	$139	$120	$428	$378
Scalable infrastructure (b)	64	49	164	146
Line extensions (c)	27	23	76	82
Upgrade/Rebuild (d)	11	13	35	36
Support capital (e)	70	51	187	153

Total capital expenditures	$311	$256	$890	$795

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Third Quarter 2007 Earnings Release